EXHIBIT 10.13

RETENTION INCENTIVE AGREEMENT

         THIS RETENTION INCENTIVE AGREEMENT is made this 1st day of September 2001 by and between IIT Research Institute, an Illinois not-for-profit corporation (“IITRI”), and Stephen J. Trichka, an employee of IITRI (hereinafter “Employee”).

         WHEREAS, the Board of Governors of IITRI has adopted a resolution to establish a Special Committee to identify and explore alternatives for enhancing and expanding research activities on the campus of the Illinois Institute of Technology (“IIT”);

         WHEREAS, IITRI’s corporate charter includes, as a stated purpose of the corporation, a charge to support, assist and confer benefits upon IIT, including without limitation financial support, assistance or benefit;

         WHEREAS, one alternative under evaluation by IIT and IITRI to fulfill the goals of the Special Committee is the restructure and/or recapitalization of IITRI that may entail a Change of Control (as defined herein) of IITRI;

         WHEREAS, the IITRI Board of Governors has determined that certain measures are necessary to reinforce and encourage the continued dedication of the Employee to his assigned duties without distraction in the face of a potential Change of Control;

         WHEREAS, IITRI desires to induce Employee to continue full-time employment for a specific period of time during the Special Committee’s evaluation of IITRI in light of IIT’s goals; and

         WHEREAS, Employee wishes to remain in IITRI’s employ for at least five years from the date of this Agreement;

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, intending to be legally bound, IITRI and Employee agree as follows:

1.     IITRI hereby agrees to pay Employee the sum of $200,000 (hereinafter Retention Inventive) in addition to any other monetary consideration to which Employee may be entitled to receive (including without limitation wages, salary, other compensation and unreimbursed expenses), provided that Employee remains in good standing as an employee of IITRI, or any subsidiary or affiliate of IITRI, on a full-time basis for the five year period beginning the September 1, 2001, through the September 1, 2006.

2.     IITRI shall, within ten (10) days after mutual execution of this Agreement, deposit for the benefit of Employee the full amount of the Retention Incentive into the IITRI Flexible Option Plan as in effect at the time of deposit. Pursuant to the current terms of the Flexible Option Plan, fifty percent (50%) of the option amount vests after three years of service, an additional twenty-five percent (25%) vests after four years of service, and the remaining twenty-five percent (25%) vests after five years of service. Any amounts that do not vest are retained by IITRI.

3.     In the event of a proposed Change of Control to IITRI, or any subsidiary or affiliate of IITRI employing Employee as of the effective date of such Change of Control, IITRI shall give Employee written notice that such event is to occur at least sixty (60) days prior to the effective date thereof, and all unvested options held by Employee in the IITRI Flexible Option Plan shall become fully vested as of the date of such Change of Control and Employee shall have the right to exercise his or her options in whole or in part at any time after the date of such notice, to the extent not theretofore exercised. For the purposes of this paragraph, a Change of Control shall mean and shall be effective upon the closing date of: (i) the dissolution or liquidation of IITRI; (ii) the merger or consolidation of IITRI with any other corporation, foundation, association or other entity; (iii) the amendment of IITRI’s corporate documents to grant a party other than IIT, through its Executive Committee, the right to designate, elect or remove a majority of IITRI’s voting directors; or (iv) the transfer to another corporation, foundation, association or other entity in a sale, lease, exchange or other similar transfer (in a single transaction or in a series of related transactions) of all or substantially all of the assets of IITRI.

4.     This Agreement is intended to supplement, and in no way alters or affects, the Employment Agreement dated September 29, 2000, by and between IITRI and Employee, and any amendments thereto. The Employment Agreement, as may be amended from time to time by the mutual consent of IITRI and Employee, shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the duly authorized representative of IITRI and Employee hereby execute this Retention Incentive Agreement by their own free act and deed, as follows:

EMPLOYEE	IIT RESEARCH INSTITUTE

/s/ Stephen J. Trichka	By:	/s/ Bahman Atefi

	Title:	President & CEO

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